Exhibit 99.1

Aimmune Therapeutics Announces Clinical Collaboration to Study AR101 with Regeneron and Sanofi’s Dupilumab for Peanut Allergy

— Phase 2 Clinical Trial Will Explore AR101 Treatment with Adjunctive Dupilumab in Peanut-Allergic Patients —

— Trial Design Will Test Potential to Achieve Sustained Unresponsiveness to Peanut Following Treatment —

— Conference Call Today at 8:30 a.m. Eastern Time / 5:30 a.m. Pacific Time —

BRISBANE, California, October 16, 2017 — Aimmune Therapeutics, Inc. (Nasdaq:AIMT), a biopharmaceutical company developing treatments for potentially life-threatening food allergies, today announced a clinical collaboration with Regeneron and its strategic alliance collaborator Sanofi to study AR101 treatment with adjunctive dupilumab in peanut-allergic patients in a Phase 2 clinical trial. Regeneron will sponsor the trial, with Aimmune to provide clinical supply of AR101 and food challenge materials.

AR101 is Aimmune’s investigational biologic oral immunotherapy for desensitization of patients with peanut allergy, and dupilumab is a human monoclonal antibody that inhibits signaling of IL-4 and IL-13 cytokines, which are believed to be major drivers of Type 2 inflammation.

“We are excited to work with Regeneron and Sanofi to explore the potential of AR101 and dupilumab to increase both the degree of protection and persistence of protection against exposure to peanut protein,” said Aimmune CEO Stephen Dilly, M.B.B.S., Ph.D. “We have worked diligently with regulatory authorities and have engineered a manufacturing infrastructure that is purpose-built to meet strict cGMP and quality standards, an essential component for conducting rigorous studies such as this. Our Phase 2 findings showed AR101 was associated with both clinically meaningful levels of desensitization and potential immunomodulatory effects on the IgE-IgG4 ratio and peanut-specific TH2 cells. We look forward to building on these findings and the upcoming readout of our pivotal Phase 3 PALISADE trial through this clinical collaboration.”

“The incidence of food allergy continues to rise and with it the risk of life-threatening allergic reactions,” said George D. Yancopoulos, M.D., Ph.D., President and Chief Scientific Officer of Regeneron. “Dupilumab targets the IL-4/IL-13 signaling pathway, which is a critical driver of allergic inflammation. In particular, both preclinical and clinical studies suggest that dupilumab can be a major regulator of the IgE-IgG4 axis.

We look forward to collaborating with Aimmune to evaluate if adjunctive treatment with AR101 and dupilumab can help further protect people with peanut allergies.”

The planned Phase 2 clinical trial is expected to begin in 2018. It will explore desensitization with AR101 treatment with adjunctive dupilumab (or placebo) in peanut-allergic patients, with a proposed primary endpoint of tolerating a certain dose of peanut protein in a double-blind, placebo-controlled food challenge (DBPCFC) that will include doses matching and exceeding those being tested in current AR101 studies. The study also includes a proposed exploration of sustained unresponsiveness after discontinuation of therapy in another DBPCFC. Sustained unresponsiveness is achieved when, after a break in treatment, peanut-allergic patients are able to tolerate a defined amount of peanut protein with no more than mild allergic symptoms. This has been recently demonstrated with low-dose oral immunotherapy in very young children.1

The clinical collaboration will include the formation of an Aimmune–Regeneron/Sanofi Joint Development Committee.

“I am very intrigued by the concept of adding dupilumab to oral immunotherapy (OIT) with AR101 for the treatment of peanut allergy,” said James R. Baker, M.D., CEO of Food Allergy Research and Education (FARE), the nation’s leading food allergy advocacy organization. “I believe that this approach could provide important insights into potential tolerability gains and increased durability of treatment response in OIT. Any approach that could broaden the eligible treatment population or support improved outcomes would be enthusiastically welcomed by peanut-allergic patients and their families.”

Dupilumab (marketed under the brand name DUPIXENT®) is being jointly developed by Regeneron and Sanofi under a global collaboration agreement. Potential uses beyond the indication approved by the U.S. Food and Drug Administration (FDA) and European Medicines Agency (EMA) are investigational, and no regulatory authority has evaluated their safety and efficacy.

Conference Call and Webcast Information

Aimmune will host a conference call and live audio webcast Monday, October 16, 2017, at 8:30 a.m. ET / 5:30 a.m. PT to discuss the clinical collaboration and the planned study of AR101 treatment with adjunctive dupilumab in peanut-allergic patients. The conference call will be accessible via the company’s website at www.aimmune.com on the Events page under Investor Relations. Please connect to the company’s website at least 15 minutes prior to the start of the conference call to ensure adequate time for any software download that may be required to listen to the webcast. Alternatively, participants may dial 1-877-497-1438 (domestic) or 1-262-558-6296 (international) and refer to conference ID 2521888. An archived copy of the webcast will be available on the company’s website for at least 30 days after the conference call.

About Aimmune Therapeutics

Aimmune Therapeutics, Inc., a clinical-stage biopharmaceutical company, is developing treatments for life-threatening food allergies. Aimmune’s Characterized Oral Desensitization ImmunoTherapy (CODIT™) approach is intended to achieve meaningful levels of protection by desensitizing patients with defined, precise amounts of key allergens. Aimmune’s first investigational biologic product using CODIT™, AR101 for the treatment of peanut allergy, has received the FDA’s Breakthrough Therapy Designation for the desensitization of peanut-allergic patients 4-17 years of age and is currently being evaluated in Phase 3 clinical trials. For more information, please see www.aimmune.com.

Reference

1.  BP Vickery et al. Early oral immunotherapy in peanut-allergic preschool children is safe and highly effective. Journal of Allergy and Clinical Immunology DOI: 10.1016/j.jaci.2016.05.027 (2016).

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Aimmune’s expectations regarding the potential benefits of AR101, including in combination with dupilumab; Aimmune’s expectations regarding the anticipated timing of any future clinical trials, including the Phase 2 clinical trial to be sponsored by Regeneron and Sanofi; and potential applications of the CODIT™ approach to treating life-threatening food allergies. Risks and uncertainties that contribute to the uncertain nature of the forward-looking statements include: the expectation that Aimmune will need additional funds to finance its operations; Aimmune’s or any of its collaborative partners’ ability to initiate and/or complete clinical trials; the unpredictability of the regulatory process; the possibility that Aimmune’s or any of its collaborative partners’ clinical trials will not be successful; Aimmune’s dependence on the success of AR101; Aimmune’s reliance on third parties for the manufacture of Aimmune’s product candidates; and possible regulatory developments in the United States and foreign countries. These and other risks and uncertainties are described more fully in Aimmune's most recent filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. All forward-looking statements contained in this press release speak only as of the date on which they were made. Aimmune undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

This press release concerns a product that is under clinical investigation and that has not yet been approved for marketing by the U.S. Food and Drug Administration (FDA) or the European Medicines Agency (EMA). It is currently limited to investigational use, and no representation is made as to its safety or effectiveness for the purposes for which it is being investigated.

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Contacts:

Investors

Laura Hansen, Ph.D.

(650) 396-3814

lhansen@aimmune.com

Media

Stephanie Yao

(650) 351-6479

syao@aimmune.com